UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 22, 2023

Date of Report (Date of earliest event reported)

Redwoods Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41340	86-2727441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1115 Broadway, 12th Floor New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 916-5315

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	RWODU	The Nasdaq Stock Market LLC
Common Stock	RWOD	The Nasdaq Stock Market LLC
Warrants	RWODW	The Nasdaq Stock Market LLC
Rights	RWODR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2023, Redwoods Acquisition Corp. (the “Company”) issued an unsecured, non-interest bearing promissory note in the principal amount of $150,000 (the “Note”) to Redwoods Capital LLC, the Company’s sponsor. The maturity date of the Note shall be upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below, and the holder of the Note, in its sole discretion, may convert any or all of the unpaid principal under the Note into units of the Company, at a price of $10.00 per unit, upon consummation of the Company’s initial business combination. “Repayment/Conversion Trigger Event” means:

(i)	the closing of a merger, consolidation or other business combination pursuant to which the Company acquires an entity for its initial business combination; or

(ii)	the liquidation of the Company on or before the date of the 12 month anniversary of the Company’s initial public offering (the “IPO”) (or up to the 18 month anniversary of the IPO if the Company extends the period of time to consummate a business combination), or such later liquidation date as may be approved by the Company’s stockholders, that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note to Redwoods Capital LLC, dated March 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2023

REDWOODS ACQUISITION CORP.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

2